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                                                                     Exhibit 1.1

                        7,200,000 Shares of Common Stock


                          VITAQUEST INTERNATIONAL INC.


                             UNDERWRITING AGREEMENT


                                     [Date]




BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Ladies and Gentlemen:

         Vitaquest International Inc., a Delaware corporation ("Vitaquest"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 2,400,000 shares of common stock, par value $0.01 per share, of Vitaquest (the "Common Stock"), and the selling stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an additional 4,800,000 shares of Common Stock, which aggregate of 7,200,00 shares of Common Stock is referred to herein as the "Firm Shares." In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, Vitaquest proposes to sell to the Underwriters, at the option of the Underwriters, an additional 360,000 shares of Common Stock and the Selling Stockholders propose to sell to the Underwriters, at the option of the Underwriters, up to an additional 720,000 shares of Common Stock which aggregate of 1,080,000 shares is referred to herein as the "Additional Shares." The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below. Except where the context requires otherwise, the term "Company" means (i) Garden State Nutritionals, Inc., Windmill Marketing, Inc. and Cel-Mark International, Inc. (the "Predecessor Companies"), each individually and collectively, with respect to all matters
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occurring in or relating to the period prior to the formation of Vitaquest,
(ii) Vitaquest, its subsidiary and the Predecessor Companies, each individually and collectively, with respect to all matters occurring in or relating to the period from the date of formation of Vitaquest until the merger of the Predecessor Companies with and into Vitaquest and (iii) Vitaquest as the successor by merger to the Predecessor Companies and Vitaquest's subsidiary, each individually and collectively, with respect to all matters occurring in or relating to the period from and after the merger of the Predecessor Companies with and into Vitaquest.

1. Representations and Warranties of Vitaquest and the Selling Stockholders. Vitaquest and each of the Selling Stockholders, jointly and severally, represent and warrant to, as of the date hereof, the Closing Date and the Additional Closing Date, and agree with, the Underwriters that:

         (a) Vitaquest has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form S-1 (No. 333-3605), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or pursuant to Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

         (b) At the time of the effectiveness of the Registration Statement and the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), each of the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied and will comply in all material respects with the applicable provisions of the Act and the Regulations and does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances





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under which they were made, not misleading.  No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations), and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto when filed with the Commission complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to Vitaquest by or on behalf of any Underwriter through the Representatives expressly for use therein. If Rule 434 of the Regulations is used, Vitaquest will comply with the requirements of Rule 434.

         (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be and each such description is complete and accurate in all material respects.

         (d) Grant Thornton, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

         (e) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations for the periods specified.
Except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The "pro forma" and "pro forma as adjusted" financial information included in the Prospectus, fairly present the information purported to be shown therein at the dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. No other financial statements are required by Form S-1, or otherwise, to be included in the Registration Statement or the Prospectus other than those included therein.





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         (f)     Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, and except as described in the Registration Statement and the Prospectus, (i) the Company has not (A) incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiary taken as a whole or (B) entered into any transaction not in the ordinary course of business that is material to the Company; (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of capital stock.

         (g) Vitaquest has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions hereof. This Agreement and the transactions contemplated herein have been duly and validly authorized, and this Agreement has been duly and validly executed and delivered by Vitaquest and is a legal and binding obligation of Vitaquest, enforceable against Vitaquest in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

         (h) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party, or which has been assumed by the Company or by which its properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of Vitaquest or its subsidiary or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

         (i) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or





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body having jurisdiction over the Company or its properties or assets is required for Vitaquest's execution or delivery of, or its performance of its obligations under, this Agreement, or the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the Shares for quotation in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS") and such filings and registrations as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters, all of which will be completed or obtained prior to the Closing.

         (j) All of the outstanding shares of Common Stock of Vitaquest and all other outstanding shares of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company has, at the date hereof, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (k) There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company, except as described in the Registration Statement and the Prospectus.

         (l) Vitaquest has no subsidiaries, as defined in Rule 1-02(x) of Regulation S-X promulgated under the Act, other than ___________. All of the capital stock of such subsidiary is owned by Vitaquest free and clear of all liens, security interests, pledges, charges and encumbrances. Each of Vitaquest and its subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of Vitaquest and its subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or,





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results of operations of the Company taken as a whole (a "Material Adverse
Effect"). The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company has not received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

         (m) Vitaquest is the surviving corporation resulting from the merger of the Predecessor Companies with and into Vitaquest (the "Merger"), pursuant to an Agreement and Plan of Merger dated May __, 199_, (the "Merger Agreement"). The Merger is effective and has been consummated in accordance with the provisions of the Merger Agreement and as a result of the Merger, Vitaquest is the successor to the business and assets of the Predecessor Companies. The Merger Agreement has been duly authorized by Vitaquest and each of the Predecessor Companies, and complies in all respects with the Delaware General Corporation Law and the corporation laws of the jurisdiction of incorporation of each of the Predecessor Companies.

         (n) Neither the Company nor to the best knowledge of the Company, any other party, is, in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any contract which is material to the business of the Company (a "Material Contract"). Each Material Contract is in full force and effect and is the legal, valid, and binding obligation of the Company and is enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

         (o) Except as described in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, is contemplated against the Company which might result in a Materially Adverse Effect or which is required to be disclosed in the Registration Statement or the Prospectus.

         (p) Except for such violations or failures of compliance that individually or in the aggregate would not have a Material Adverse Effect, the Company is not, nor, to the best knowledge of the Company, with the giving of notice or lapse of time or both will it be, in violation of or non-compliance with the





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requirements of any permit material to the operation of the Company's business or the provisions of any law, rule, regulation, order, judgment or decree, including, but not limited to, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or the use, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"); (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits; and (iii) the manufacture, packaging and marketing of foods and drugs including the Federal Food, Drug and Cosmetic Act, the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994.

         (q) There is no pending or, to the best knowledge of the Company, threatened, civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and similar foreign, state, or local laws) involving the Company. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, or similar foreign, state or local laws, which individually or in the aggregate would have a Material Adverse Effect.

         (r) Except as described in the Registration Statement and the Prospectus, the Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually, or in the aggregate result in a Material Adverse Effect and the Company is not aware of any pending investigation which might lead to such a claim.





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         (s)     The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

         (t) Except as described in the Registration Statement and the Prospectus, the Company has, (i) good and marketable title to all real and personal properties owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by it, in each case, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company is located in an area that is, or to the best knowledge of the Company will be, subject to zoning, use, or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing, or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates is contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

         (u) The Company owns or possesses, all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectus, except where the failure to own or possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. The Company is not aware of any infringement of, or conflict with, the asserted rights of others with respect to any Intellectual Property. To the best knowledge of the Company, there is no infringement by others of any Intellectual Property of the Company that would have a Material Adverse Effect on the Company and its subsidiary taken as a whole. Except as described in the Registration Statement and the Prospectus, the Company has registered the rights to each trademark, tradename and related logo disclosed in the Registration Statement and the Prospectus, in all jurisdictions in which such trademarks and logos are currently being or are contemplated to be used and in which such registration is currently permitted.

         (v) Except as described in the Prospectus, no holder of securities of the Company has any rights to require the registration of securities of the Company because of the filing of the





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Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, except for such rights as have been legally and effectively waived.

         (w) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" as defined pursuant to the Investment Company Act of 1940.

         (x) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

         (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") and to maintain accountability for assets; (iii) the access to the assets of the Company is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) The Company has filed all necessary Federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon. The Company has no knowledge of any tax deficiency which has been asserted against it which would have a Material Adverse Effect.

         (aa) Other than as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, would have a Material Adverse Effect and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that would have a Material Adverse Effect.

         (ab) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage from similar insurers as may be necessary to continue its business, except as are disclosed in the Registration Statement and the Prospectus.

         (ac) Except as disclosed in the Registration Statement and in the Prospectus, there are no business relationships or related





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party transactions of the nature described in Item 404 of Regulation S-K of the
Commission involving the Company or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such Item 404.

         (ad) The Shares have been duly authorized for quotation on the NASDAQ-NMS, subject to notice of issuance.

         (ae) The Company has not, nor, to the best knowledge of the Company, has any director, officer or employee of the Company, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (af) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         (ag) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 Florida Statutes and Vitaquest agrees to comply, and shall cause its subsidiary to comply, with such Section if prior to the completion of the distribution of the Shares the Company commences doing such business.

2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, with respect to himself and severally and not jointly, represents and warrants to, the Underwriters that:

         (a) Each Selling Stockholder is the sole owner of the Shares to be sold by him hereunder, and, upon delivery of and payment for the Shares to be sold by each Selling Stockholder to each Underwriter in accordance with this Agreement, each Underwriter will receive valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

         (b) There is no commitment, plan or arrangement to transfer, and no outstanding option, warrant or other right calling for the transfer of, any of the Shares to be sold by such Selling Stockholder to the Underwriters pursuant to this Agreement.





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         (c)     This Agreement has been duly and validly executed and
delivered such Selling Stockholder and is a legal and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

         (d) The execution, delivery and performance by such Selling Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which such Selling Stockholder is a party, or to which any of his properties is subject or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of his properties or assets.

         (e) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of his properties or assets is required for such Selling Stockholder's execution and delivery of, and performance of his obligations under, this Agreement, and the consummation of the transactions contemplated hereby.

         (f) The sale by such Selling Stockholder of Shares pursuant to this Agreement is not prompted by any adverse information concerning the Company known to such Selling Stockholder that is not set forth in the Registration Statement or the Prospectus.

         (g) Such Selling Stockholder has not taken and will not take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Agreement, any action designed cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.


3.       Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, Vitaquest agrees to issue and sell to each of the Underwriters an aggregate of 2,400,000





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
shares of Common Stock and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters an aggregate of 4,800,000 shares of Common Stock (each such Selling Stockholder to sell the number of Shares set forth opposite its name in Schedule II hereto under the caption "Number of Firm Shares to be Sold"), and each Underwriter agrees, severally and not jointly, to purchase from Vitaquest and the Selling Stockholders, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, all at a purchase price per share of $_________ (the "Purchase Price"). The number of Firm Shares to be purchased from Vitaquest and the Selling Stockholders by each Underwriter (as adjusted by the Representatives to eliminate fractions) shall be determined by multiplying the aggregate number of Firm Shares to be sold by Vitaquest or the Selling Stockholders, as the case may be, as set forth above by a fraction (A) the numerator of which is the total number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (B) the denominator of which is the total number of Firm Shares.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of [Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York], or at such other place as shall be agreed upon by the Representatives, Vitaquest and the Selling Stockholders, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and Vitaquest (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to Vitaquest by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of Vitaquest or the Selling Stockholders, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. Vitaquest will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, Vitaquest and the Selling Stockholders hereby grant to the Underwriters the option to purchase up to 360,000 and 720,000 (360,000 Shares from each of the Selling Stockholders) Additional Shares, respectively, at the same purchase price per share to be paid by the Underwriters to

Vitaquest for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Representatives to Vitaquest and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date. Vitaquest will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         (d) The number of Additional Shares to be purchased by each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

         (e) Payment of the purchase price for, and delivery of certificates for the Additional Shares shall be made at the location for the Closing specified above or at such other location as may be agreed upon by the Representative, Vitaquest and the Selling Stockholders. Payment shall be made to the Company by certified or official bank check or checks, in New York Clearing House or similar next day funds, payable to the order of Vitaquest and the Selling Stockholders, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Additional Shares to be purchased by them. Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date.

4. Offering. It is understood by the parties hereto that after the Registration Statement becomes effective, the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5. Covenants of Vitaquest. Vitaquest covenants and agrees with the Underwriters that:

         (a) If the Registration Statement has not yet been declared effective Vitaquest will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible and to maintain its effectiveness. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, Vitaquest will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing. If Vitaquest elects to rely on Rule 434, it will prepare and file a term sheet that complies with the requirements of Rule 434.

         Vitaquest will promptly notify the Representatives of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Representatives' consent.

         Vitaquest will promptly notify the Representatives (and, if requested by the Representatives, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information,
(iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor,
(v) of the receipt of any comments from the Commission, and (vi) of the receipt by Vitaquest of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, Vitaquest will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

         (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters, Vitaquest or the Selling Stockholders include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, Vitaquest will promptly notify the Representatives and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (c) Vitaquest will promptly deliver to the Representatives three signed copies of the Registration Statement, including exhibits and all amendments thereto, and Vitaquest will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Representatives may reasonably request.

         (d) Vitaquest will endeavor in good faith, in cooperation with the Underwriters and Underwriters' Counsel (as defined in Section 8), at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as the Representatives may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall Vitaquest be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

         (e) Vitaquest will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Underwriters as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

         (f) For a period of 360 days after the date of the Prospectus, without the prior written consent of the [Representatives], the Company shall not, directly or indirectly, issue, offer or agree to sell, sell or otherwise dispose of any shares of Common Stock (or any securities convertible into, exchangeable for or evidencing the right to purchase shares of Common Stock) other than (A) Vitaquest's issuance and sale of Shares in accordance with this Agreement, or (B) the issuance of Common Stock upon the exercise of stock options or pursuant to restricted stock awards granted, or the grant of stock options or restricted stock awards, under employee benefit plans as described in the Registration Statement and the Prospectus. Vitaquest has obtained and delivered to the Representatives a written undertaking from each of its directors, executive officers and principal stockholders [other than the Selling Stockholders] prior to the date of the offering contemplated hereby that, for a period of 360 days after the date of this Agreement, without the prior written consent of the Representatives, such person will not, directly or indirectly, offer or agree to sell or otherwise dispose of any shares of Common Stock (or any securities convertible into, exchangeable for or evidencing the right to purchase shares of Common Stock).

         (g) During a period of three years from the effective date of the Registration Statement, Vitaquest will furnish to the Representatives copies of
(i) all reports to its stockholders; (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange; and (iii) such other information concerning the Company and its affairs as the Representatives may reasonably request from time to time.

         (h) Vitaquest will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

         (i) Vitaquest will use its best efforts to cause the Shares to be included for quotation on the NASDAQ-NMS.

         (j) Vitaquest shall comply with all registration, filing and reporting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to Vitaquest. Vitaquest will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

         (k) Vitaquest shall comply with all provisions of all undertakings contained in the Registration Statement.

         (l) Vitaquest will not take, and will not allow its subsidiary to take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

6. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters that:

         (a) For a period of 360 days after the date of the Prospectus, without the prior written consent of the Representatives, such Selling Stockholder shall not, directly or indirectly, offer or agree to sell, sell or otherwise dispose of any shares of Common Stock (or any securities convertible into, exchangeable for or evidencing the right to purchase shares of Common Stock).

         (b) If, within the time during which the Prospectus is required to be delivered under the Act, such Selling Stockholder shall believe or have any reasonable grounds to believe that the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or that any of the representations of such Selling Stockholder contained in this Agreement are untrue, such Selling Stockholder shall notify the Representatives and Vitaquest promptly to such effect.

         (c) Such Selling Stockholder will not take, directly or indirectly, prior to the termination of the offering of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

         (d) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, such Selling Stockholder shall deliver to the Representatives on or prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department Regulations in lieu thereof).

 7. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, Vitaquest hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Vitaquest hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the registration and qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky

Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the NASDAQ-NMS, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of Vitaquest and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Kramer, Levin, Naftalis & Frankel ("Underwriters' Counsel") pursuant to this Section 8 of any misstatement or omission, to the performance by Vitaquest and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by the Representatives. All post-effective amendments to the Registration Statement shall have become effective. If Vitaquest shall have relied upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 7(a) hereof. All filings required by Rule 424 of the Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

         (b) At the Closing Date, the Representatives shall have received the opinion of Morrison, Cohen, Singer & Weinstein, LLP counsel for the Company and the Selling Stockholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                 (i) Each of Vitaquest and its subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of Vitaquest and its subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing will not in the aggregate have a Material Adverse Effect. Each of Vitaquest and its subsidiary has all requisite corporate power and authority to own, lease and license its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                 (ii) Vitaquest is the surviving corporation resulting from the merger of the Predecessor Companies with and into Vitaquest, pursuant to the Merger Agreement. The Merger is effective and has been consummated in accordance with the provisions of the Merger Agreement and as a result of the Merger, Vitaquest is the successor to the business and assets of the Predecessor Companies. The Merger Agreement has been duly authorized by Vitaquest, and each of the Predecessor Companies, and complies in all respects with the Delaware General Corporation Law and the corporation laws of the jurisdiction of incorporation of each of the Predecessor Companies.

                 (iii) Vitaquest and its subsidiary have all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies, to own, lease and operate their properties and conduct their business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. To the best knowledge of such counsel, neither Vitaquest nor its subsidiary has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits.

                 (iv) Vitaquest has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of Vitaquest, and all outstanding capital stock its subsidiary, are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                 (v) The form of certificates for the Shares conforms to the requirements of the applicable laws of the State of Delaware.

                 (vi) To such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of any share of capital stock (or similar interests) of Vitaquest or its subsidiary, except as described in the Registration Statement and the Prospectus. Upon delivery of and payment for the Shares to be sold by Vitaquest to the Underwriters in accordance with this Agreement, each Underwriter will acquire valid title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such Underwriter).

                 (vii) The Shares are duly authorized for quotation on the NASDAQ-NMS, subject to notice of issuance.

                 (viii) This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by Vitaquest and is a legal and binding obligation of Vitaquest, enforceable against Vitaquest in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                 (ix) Vitaquest has all requisite corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares in accordance with the terms and conditions hereof.

                 (x) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Vitaquest do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Vitaquest or its subsidiary pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which Vitaquest or its subsidiary is a party or by which their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of Vitaquest or its subsidiary, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Vitaquest or its subsidiary or any of their respective properties or assets.

                 (xi) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over Vitaquest or its subsidiary or their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                 (xii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                 (xiii) Neither Vitaquest nor its subsidiary is, and upon the consummation of the transactions contemplated by this Agreement neither of them will be, an "investment company" as defined pursuant to the Investment Company Act of 1940.

                 (xiv) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                 (xv) Other than statements summarizing the provisions of federal, state and local laws, rules, regulations which are the subject of the opinion of __________ described in Section 8(c) below, insofar as statements in the Prospectus purport to summarize the nature and status of litigation or the provisions of laws, rules, regulations, orders, judgments or decrees or the terms of any contracts or permits, or other legal matters such statements are correct in all material respects and are fair summaries of the matters referred to therein.

                 (xvi) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, Vitaquest or its subsidiary which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                 (xvii) To the best knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement and the Prospectus that have not been described therein or filed, as required, as an exhibit thereto, as the case may be.

                 (xviii) To the best knowledge of such counsel, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of Vitaquest or its subsidiary solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by this Agreement, except for such rights as have been legally and effectively waived.

                 (xix) Upon delivery of and payment for the Shares to be sold by each Selling Stockholder to each Underwriter and in accordance with this Agreement, each Underwriter (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in
         Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire valid title to such Shares, free and clear of all liens, pledges, charges, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action by such Underwriter).

                 (xx) This Agreement has been duly executed and delivered by each Selling Stockholder and is a legal and binding obligation each Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                 (xxi) The execution, delivery and performance by each Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which such Selling Stockholder is a party, or to which any of its properties is subject or (B) violate or conflict with any provision of any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or any of his properties or assets.

                 (xxii) To the best knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholders or any of their respective properties or assets is required for (i) the Selling Stockholders' execution and delivery of, and performance of their obligations under this Agreement and the consummation of the transactions contemplated hereby.

                 In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of Vitaquest and its subsidiary, representatives of the independent public accountants for Vitaquest and its subsidiary and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the

Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of Vitaquest and its subsidiary and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of Vitaquest and its subsidiary, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for Vitaquest and its subsidiary shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Representatives and they are justified in relying thereon.

         (c) At the Closing Date, the Representatives shall have received the opinion of _______________________, special counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                 (i) To the best of such counsel's knowledge, there are no material legal or governmental proceedings or investigations by the U.S. Food and Drug Administration ("FDA") or other federal, state, local or other governmental regulatory officials or bodies or agencies pending or threatened that are not described or referred to in the Registration Statement and the Prospectus; and

                 (ii) Insofar as statements in the Prospectus purport to summarize the provisions of laws, rules, regulations, orders, judgments or decrees relating to the regulation by federal, state and local governmental and regulatory bodies of the development, manufacturing and marketing of vitamins, nutritional supplements and specialty nutritional systems, including, but not limited to, statements regarding the Federal Food, Drug, and Cosmetic Act, the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994, such statements are correct in all material respects and are fair and accurate summaries of the matters referred to therein.

         (d) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably require, and Vitaquest and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) At the Closing Date the Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Vitaquest, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of Vitaquest set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of Vitaquest to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Registration Statement and the Prospectus.

         (f) At the Closing Date, the Representatives shall have received a certificate of each Selling Stockholder, dated the Closing Date, to the effect that as of the date of such certificate the representations and warranties of such Selling Stockholder set forth in Section 2 hereof are true and correct as of the Closing Date and the obligations of the Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

         (g) At the time this Agreement is executed and at the Closing Date, the Representatives shall have received a letter, from Grant, Thornton, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent certified public accountants with respect to Vitaquest and its subsidiary within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of Vitaquest and its subsidiary included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of Vitaquest and its subsidiary, a reading of the minutes of meetings and consents of the stockholders and boards of directors of Vitaquest and its subsidiary and the committees of such boards subsequent to December 31, 1995, inquiries of officers and other employees of Vitaquest and its subsidiary who have responsibility for financial and accounting matters of Vitaquest and its subsidiary with respect to transactions and events subsequent to December 31, 1995 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of Vitaquest and its subsidiary presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) with respect to the period subsequent to March 31, 1996 there were, as of the date of the most recent available monthly consolidated financial statements of Vitaquest and its subsidiary, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of Vitaquest and its subsidiary or any decrease in the net current assets or stockholders' equity of Vitaquest and its subsidiary, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter, (C) that during the period from March 31, 1996 to the date of the most recent available monthly consolidated financial statements of Vitaquest and its subsidiary, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (D) the unaudited pro forma consolidated financial information of Vitaquest and its subsidiary included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial information; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to Vitaquest and its subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of Vitaquest and its subsidiary or from schedules furnished by Vitaquest and its subsidiary, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Representatives set forth in such letter, and found them to be in agreement.

         (h) Prior to the Closing Date Vitaquest and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (i) The Representatives shall have received from each person who is a director or officer of Vitaquest or a stockholder of Vitaquest as of the date hereof to the effect that such person will not, directly or indirectly, without the Representatives prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 360 days after the date of the Prospectus.

         (j) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ-NMS.

         If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 8 shall not be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to Vitaquest and the Selling Stockholders in writing, or by telephone, telex or telegraph, confirmed in writing.

9.       Indemnification.

         (a) Vitaquest, and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the rgistration of the Shares as originally filed, or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Vitaquest and the Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Vitaquest by or on behalf of any Underwriter through the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability which Vitaquest and the Selling Stockholders may otherwise have including under this Agreement.

         (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless Vitaquest, the Selling Stockholders, each of the directors of Vitaquest, each of the officers of Vitaquest who shall have signed the Registration Statement, and each other person, if any, who controls Vitaquest within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed, or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Vitaquest by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such

Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. Vitaquest and the Selling Stockholders acknowledge that for all purposes of this Agreement, the statements set forth in the last paragraph of the cover page and in the third paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing to Vitaquest by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 or otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, Vitaquest, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by Vitaquest and the Selling Stockholders any contribution received by Vitaquest and the Selling Stockholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control Vitaquest within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, officers of Vitaquest who signed the Registration Statement and directors of Vitaquest) as incurred to which Vitaquest, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by Vitaquest, the Selling Stockholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of Vitaquest and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Vitaquest and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received in the case of Vitaquest and each of the Selling Stockholders and (y) the underwriting discounts and commissions received in the case of the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of Vitaquest, and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Vitaquest or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Vitaquest, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10 and the preceding sentence, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls Vitaquest within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of Vitaquest who shall have signed the Registration Statement and each director of Vitaquest shall have the same rights to contribution as Vitaquest, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

11.      Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (c) below) exceed, in the aggregate, 10% of the number of Firm Shares or Additional Shares, as the case may be, such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-de-faulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

         (b) If a default by any Underwriter or Underwriters relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for the Representatives or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of Vitaquest and the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of Vitaquest and the Selling Stockholders with respect thereto (except in each case as provided in Section 7, 9(a) and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, Vitaquest and the Selling Stockholders for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or Vitaquest and the Selling Stockholders shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and Vitaquest and the Selling Stockholders agree to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, Vitaquest and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 7, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of Vitaquest and the Selling Stockholders, and in the case of Vitaquest, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 7, 9, 10 and 13(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

13.      Effective Date of Agreement; Termination.

         (a)     This Agreement shall become effective, upon the later of when
(i) the Representatives, Vitaquest and the Selling Stockholders shall have received notification of the effectiveness of the Registration Statement or
(ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to Vitaquest, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by Vitaquest and the Selling Stockholders by notifying the Representatives or by the Representatives notifying Vitaquest and the Selling Stockholders. Notwithstanding the foregoing, the provisions of this
Section 13 and of Sections 1, 2, 7, 9 and 10 hereof shall at all times be in full force and effect.

         (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the Representatives opinion will in the immediate future materially disrupt, the market for Vitaquest's securities or securities in general; or (ii) if trading on the New York or American Stock Exchanges or in the NASDAQ-NMS or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges, or on the NASDAQ-NMS by the NASDAQ-NMS or by order of the Commission or any other governmental authority having jurisdiction; (iii)trading in the Shares shall have been suspended by the Commission, by any exchange that lists the Shares or by the NASDAQ-NMS; (iv) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) in the Representatives' judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representatives as provided in Section 13(a) hereof or (ii) Section 11 or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of Vitaquest or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, Vitaquest and the Selling Stockholders will, jointly and severally, subject to demand by the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

14. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention:_____________; if sent to Vitaquest, shall be mailed, delivered, or telegraphed and confirmed in writing to Vitaquest, 100 Lehigh Drive, Fairfield, New Jersey 07004, Attention: Edward
M. Frankel; if sent to either Selling Stockholders shall be mailed, delivered, or telexed or telegraphed and confirmed in writing to such Selling Stockholder c/o Vitaquest International, Inc., 100 Lehigh Drive, Fairfield, New Jersey 07004.

15. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         If the foregoing correctly sets forth the understanding among the Representatives, Vitaquest and the Selling Stockholders please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                                   Very truly yours,

                                                   VITAQUEST INTERNATIONAL INC.


                                                   By
                                                      ------------------------
                                                      Edward Frankel
                                                      President


                                                   ---------------------------
                                                   Edward Frankel
                                                   Selling Stockholder


                                                   ---------------------------
                                                   Keith Frankel
                                                   Selling Stockholder



Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
[                  ]


By
   ---------------


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By
  ----------------

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I



                                                   Number of [Firm]
Name of Underwriter                                Shares to be Purchased
- -------------------                                ----------------------
Bear, Stearns & Co. Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Donaldson, Lufkin & Jenrette
   Securities Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                       Total. . . . . .
                                                       ----------
                                                       ----------

                                  SCHEDULE II



[Names of selling stockholders]